GUARANTY
                                    --------

         IOM HOLDINGS, INC., a Nevada corporation ("GUARANTOR"), executes this Guaranty ("GUARANTY") in favor of GMAC COMMERCIAL FINANCE LLC ("LENDER"), on March 9, 2005.


                                   BACKGROUND
                                   ----------

A. Simultaneous with the execution of this Guaranty, Lender is entering into a Loan and Security Agreement (the "LOAN AGREEMENT") with I/OMagic Corporation, a Nevada corporation ("Borrower").

B. The Guarantor is a subsidiary of Borrower and will benefit in a direct and substantial way from the loans being made to Borrower.

C. The Guarantor is executing this Guaranty as an inducement to Lender to enter into the Loan Agreement and in consideration of loans, advances and financial accommodations to be made by Lender to or for the benefit of Borrower.

         BASED ON THE FOREGOING and other good and valuable consideration, the receipt and adequacy of which is acknowledged, Guarantor agrees as follows:

                              TERMS AND CONDITIONS

1. GUARANTY. Guarantor absolutely, unconditionally and irrevocably guaranties the full, complete and prompt payment and performance of all of the Obligations (defined below) as primary obligor and not merely as surety, whether by acceleration or otherwise. Guarantor also agrees to pay Lender all accrued and unpaid interest, and any reasonable expenses, including reasonable attorneys' fees, that Lender may incur in collecting from Borrower or Guarantor, enforcing this Guaranty and in liquidating or enforcing its rights in any collateral. For purposes of this Guaranty, the term "OBLIGATIONS" means all existing and future loans, advances, debts, obligations and liabilities of Borrower to Lender (including interest which, but for the application of any insolvency, bankruptcy or other laws is payable by Borrower), direct and indirect, contingent and absolute, however arising or created, whether joint, several or joint and several, acquired by assignment, purchase or otherwise and whether as principal or surety and whether or not matured. This Guaranty is a guaranty of payment and not of collection. Therefore, Lender can insist that Guarantor pay immediately, and Lender is not required to attempt to collect first from Borrower, any collateral, or any OTHER person liable for the Obligations. The obligation of Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between Borrower and Lender, or the existence of any defense, setoff or counterclaim which Borrower may assert.

2. ACTION REGARDING BORROWER. Lender can take any action against Borrower, any collateral, or any other person liable for any of the Obligations it deems appropriate without the consent or approval of Guarantor. Lender can release Borrower or anyone else from the Obligations, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. Lender does not have to exercise any rights that it has against Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If Borrower requests additional loans or any other benefit, Lender may grant it and Lender may grant renewals, extensions, modifications and amendments of the Obligations and otherwise deal with Borrower or any other person as Lender sees fit and as if this Guaranty were not in effect. Guarantor's obligations under this Guaranty shall not be released or affected by
         (a) any act or omission of Lender, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting Borrower or any of its assets, or (c) any change in the composition or structure of Borrower or Guarantor, including a merger or consolidation with any other person or entity. Further, if any monies become available that Lender can apply to the Obligations, Lender may apply them in any manner it chooses, including but not limited to applying them against Obligations which are not covered by this Guaranty.

3. RIGHTS OF SUBROGATION, ETC. Guarantor agrees not to enforce any rights of subrogation, contribution, set-off, counterclaim or indemnification that it has or may acquire in the future against Borrower, any entity liable for the Obligations, or any collateral, until the Obligations are fully paid and the Loan Agreement is no longer in effect. Guarantor further agrees that if any payments to Lender on the Obligations are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and Lender's interest in any collateral of Guarantor will remain in full force and effect (or be reinstated as the case may be) until payment in full of those amounts.

4. WAIVERS, ETC. Guarantor waives any right it may have to receive notice of the following matters before Lender enforces any of its rights: (a) Lender's acceptance of this Guaranty, (b) any loans or advances that Lender extends to Borrower, (c) Borrower's default, (d) any demand, (e) any action that Lender takes regarding Borrower, anyone else, any collateral, or any liability, which it might be entitled to by law or under any other agreement. Any waiver shall affect only the specific terms and time period stated in the waiver. Lender may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

5. REPRESENTATIONS BY GUARANTOR. Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to Lender are accurate in all material respects and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates,

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

         including contingent Obligations of every type, which financial condition has not changed materially and adversely since those dates. Guarantor further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this Guaranty and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles or certificate of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

6. BORROWER'S FINANCIAL CONDITION. Guarantor is fully aware of the financial condition of Borrower. Guarantor is delivering this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of Lender with respect to the Obligations as they may now or in the future exist. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, from time to time any additional information concerning Borrower's financial condition as Guarantor deems material to its obligations under this Guaranty. Guarantor is not relying upon or expecting Lender to furnish Guarantor any information in Lender's possession, from time to time, concerning Borrower's financial condition or the Obligations.

7. NOTICES. Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, or like overnight courier service or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

8. LAW AND JUDICIAL FORUM THAT APPLY. This agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any court in Oakland County, Michigan or of the United States of America for the Eastern District of Michigan, as the Lender in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction and venue of those courts; Guarantor also agrees that if Guarantor institutes litigation against Lender, the only proper jurisdiction and venue will be in courts of the United States of America in the Eastern District of Michigan or in State courts in Oakland County, Michigan. Guarantor waives any claim that the referenced courts are not convenient forum or the proper venue for any suit, action or proceeding.

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

9. GENERAL PROVISIONS. Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by Guarantor, singularly or together with others, as to all or any part of the Obligations, and may be enforced for the full amount of this Guaranty regardless of Guarantor's liability under any other guaranty. This Guaranty is binding on Guarantor's successors and assigns, and will operate to the benefit of Lender and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. A certificate of Lender or Agent as to the amount of any Obligations due at any time will, in the absence of manifest error, be prima facie evidence for purposes of this Guaranty.

10. WAIVER OF JURY TRIAL. LENDER AND GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER PROCEEDINGS BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR GUARANTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

                                        "GUARANTOR"

                                        IOM HOLDINGS, INC.


                                        By:   /S/ Tony Shahbaz
                                              ----------------
                                              Name:    Tony Shahbaz
                                                       ------------
                                              Title:   President/CEO

                                        ADDRESS FOR NOTICE:

                                        4 Marconi
                                        Irvine, CA 92618
                                        Facsimile:  (949) 855-3550

                                        [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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


[SIGNATURES CONTINUED FROM PRIOR PAGE]


ACCEPTED BY LENDER:

GMAC COMMERCIAL FINANCE LLC


By:      /S/ Kathryn Williams
         --------------------
         Name:  Kathryn Williams
         Title: Sr. Vice President

ADDRESS FOR NOTICE:

GMAC Commercial Finance LLC
3000 Southfield Town Center, Suite 280
Southfield, MI  48075
Facsimile:  (248) 350-2733



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